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                                                                    EXHIBIT 99.1

HAIGHTS CROSS COMMUNICATIONS
PRESS RELEASE

INVESTOR CONTACT:
PAUL J. CRECCA
(914) 289-9420
pjcrecca@haightscross.com

EDITORIAL CONTACT:
MICHAEL STUGRIN
(562) 498-6353                                             FOR IMMEDIATE RELEASE
mstugrin@verizon.net

                          HAIGHTS CROSS COMMUNICATIONS
                   COMPLETES ACQUISITION OF OPTIONS PUBLISHING

White Plains, NY, December 3, 2004 -- Haights Cross Communications, Inc. (HCC), a leading educational and library publisher, today announced that it has completed is previously announced acquisition of Options Publishing, Inc., a publisher of K-8 reading, math, and literature supplemental education materials and intervention programs based in Merrimack, NH.

On November 22, 2004, HCC received notification that it had been granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Accordingly, after satisfaction of certain other customary closing conditions, HCC completed the transaction on December 3, 2004.

ABOUT HAIGHTS CROSS COMMUNICATIONS:

Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school library publishing, audio books, and medical continuing education publishing. Haights Cross companies include: Sundance/Newbridge Educational Publishing (Northborough, MA), Triumph Learning (New York, NY), Buckle Down Publishing (Iowa City, IA), Options Publishing (Merrimack, NH), Oakstone Publishing (Birmingham, AL), Recorded Books (Prince Frederick, MD), and Chelsea House Publishers (Northborough, MA). For more information, visit www.haightscross.com.

Safe Harbor Statement: This press release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "potential" and similar expressions intended to identify forward-looking

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statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.